EXHIBIT 23.1

LETTERHEAD OF ERNST & YOUNG LLP.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Limited Brands, Inc. and its  subsidiaries (“the Company”), for the registration of 2,000,000 shares of its Common Stock pertaining to the Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2009 Restatement) of our report dated March 27, 2009, except for the effects of the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” and related disclosure in Notes 1, 2, and 10 as to which the date is June 12, 2009, with respect to the consolidated financial statements of the Company included in the Current Report (Form 8-K) filed with the Securities and Exchange Commission on June 15, 2009, and our report dated March 27, 2009 with respect to the effectiveness of internal control over financial reporting of the Company included in the Annual Report (Form 10-K) for the year ended January 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Columbus, Ohio September 10, 2009